UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On December 11, 2012 Liberty Interactive Corporation (“Liberty”) and TripAdvisor, Inc. (“TripAdvisor”) announced that Liberty has purchased a total of 4,799,848 shares of common stock of TripAdvisor from Barry Diller and The Diller-von Furstenberg Family Foundation at a price of $62.50 per share. As part of the transaction, Mr. Diller's right to control the vote of the shares of TripAdvisor's common stock and Class B common stock that are beneficially owned by Liberty has been terminated and Liberty now controls a majority voting stake in TripAdvisor. Giving effect to the transactions, Liberty owns and controls 18,159,752 shares of common stock and 12,799,999 shares of Class B common stock of TripAdvisor, representing approximately 22% of the equity and 57% of the total votes of all classes of TripAdvisor common stock. Liberty has attributed the shares of TripAdvisor common stock that it owns to its Liberty Ventures tracking stock group.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated December 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated December 11, 2012.